Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS AND

SUPPLEMENTAL COMBINED CONSOLIDATED STATEMENT OF INCOME

Unaudited Pro Forma Combined Consolidated Financial Statements as of and for the Six Months Ended July 1, 2016 and for the 11 Months Ended January 1, 2016

The following unaudited pro forma combined consolidated financial statements of Leidos (the “pro forma financial statements”) include the unaudited pro forma combined condensed consolidated balance sheet (the “pro forma balance sheet”) as of July 1, 2016 and the unaudited pro forma combined condensed consolidated statements of income for the six months ended July 1, 2016 (the “interim pro forma statement of income”) and the 11 months ended January 1, 2016 (the “11-month pro forma statement of income” and, together with the interim pro forma statement of income, the “pro forma statements of income”), after giving effect to the Merger and other Transactions.

The pro forma balance sheet combines the historical condensed consolidated balance sheet of Leidos as of July 1, 2016, and the historical combined balance sheet of the Information Systems & Global Solutions business segment of Lockheed Martin (the “Splitco Business”) as of June 26, 2016, giving effect to the Merger and other Transactions as if they had been consummated on July 1, 2016. The interim pro forma statement of income combines the historical condensed consolidated statement of income of Leidos for the six months ended July 1, 2016, and the historical combined statement of earnings of the Splitco Business for the six months ended June 26, 2016, giving effect to the Merger and other Transactions as if they had been consummated on January 31, 2015. The 11-month pro forma statement of income combines the historical consolidated statement of income of Leidos for the 11 months ended January 1, 2016, and the historical combined statement of earnings of the Splitco Business for the year ended December 31, 2015, as adjusted by one month to align the length of the period presented for the Splitco Business to that of Leidos, giving effect to the Merger and other Transactions as if they had been consummated on January 31, 2015.

The historical combined financial statements of the Splitco Business have been “carved-out” from Lockheed Martin’s consolidated financial statements and reflect assumptions and allocations made by Lockheed Martin. The Splitco Business’ historical combined financial statements include assets and liabilities specifically attributable to the Splitco Business, and certain assets and liabilities that are held by Lockheed Martin that are specifically identifiable or otherwise attributable to the Splitco Business. The Splitco Business’ historical combined financial statements include all revenues and costs directly attributable to the Splitco Business and an allocation of expenses related to certain Lockheed Martin corporate functions. The financial information in the Splitco Business historical combined financial statements does not necessarily include all expenses that would have been incurred by the Splitco Business had it been a separate, stand-alone entity. Actual costs that may have been incurred if the Splitco Business had been a stand-alone company would depend on a number of factors, including the chosen organizational structure and functions outsourced or performed by employees. As such, the Splitco Business’ historical combined financial statements do not necessarily reflect what the Splitco Business’ financial condition and results of operations would have been had the Splitco Business operated as a stand-alone company during the periods or as of the dates presented.

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Merger and other Transactions, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the results of operations of the combined business.

The pro forma financial statements were prepared using the acquisition method of accounting with Leidos considered the accounting acquirer of the Splitco Business. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

The Merger and the other Transactions have not been consummated. Accordingly, the pro forma purchase price allocation of the Splitco Business’ assets to be acquired and liabilities to be assumed is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed, and the pro forma financial statements are based upon available information and certain assumptions that management of Leidos believes are factually supportable as of the date of this document. A final determination of the fair value of the Splitco Business’ assets acquired and liabilities assumed, including intangible assets, will be based on the actual net tangible and intangible assets and liabilities of the Splitco Business that exist as of the closing date of the Merger and, therefore, cannot be made prior to the completion of the Merger. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. These potential changes to the purchase price allocation and related pro forma adjustments could be material.

The pro forma financial statements do not reflect the costs of integration activities or benefits that may result from realization of at least $120 million of anticipated annualized net cost synergies by the end of fiscal year 2018 or potential improved growth prospects. Leidos expects to incur significant, one-time costs, some of which will be capitalized, in connection with the Transactions, including approximately (1) $29 million of financing-related fees, (which, when added to the approximately $34 million that Splitco expects to incur, totals approximately $63 million), (2) $30 million of transaction-related costs including advisory, legal, accounting, and other professional fees (of which $12 million has been incurred through July 1, 2016), and (3) $150 million to $175 million of transition and integration-related costs (of which $12 million has been incurred through July 1, 2016), a portion of which will be incremental capital spending, which Leidos management believes are necessary to realize the anticipated synergies from the Transactions. The financing fees and transaction-related costs are expected to be incurred in 2016 and will primarily be funded through new term loans issued in connection with the Transactions. The transition and integration-related costs will be incurred primarily during the first three years following the consummation of the Transactions, and will primarily be funded through cash generated from operations. Leidos management expects to recover approximately $50 million to $70 million of the transition and integration-related costs as allowable costs through cost-type contracts over a five year period. No assurances of the timing or the amount of synergies able to be captured, or the costs necessary to achieve those cost synergies, can be provided.

The pro forma financial statements do not reflect any adjustments related to the agreements which Splitco and Lockheed Martin will enter into following the Distribution (as described in detail in the section titled “Other Agreements—Additional Agreements” in the Leidos Registration Statement), as these agreements are not expected to result in any material incremental recurring income or expenses to the combined company following the consummation of the Merger.

The adjustments included in the pro forma financial statements are based upon current available information and assumptions that Leidos believes to be reasonable. These adjustments and related assumptions are described in the accompanying notes presented on the following pages.

The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined Leidos and Splitco Business would have reported had the Merger and other Transactions been completed as of the dates set forth in the pro forma financial statements, and should not be taken as being indicative of Leidos’ future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the pro forma financial statements for a number of reasons, including differences between the assumptions used to prepare the pro forma financial statements and actual amounts.

The pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	Leidos’ audited historical consolidated financial statements and related notes as of and for the 11 months ended January 1, 2016, included in Leidos’ Transition Report on Form 10-K;

•	Leidos’ unaudited historical condensed consolidated financial statements and related notes as of and for the six-month period ended July 1, 2016, included in Leidos’ Quarterly Report on Form 10-Q;

•	the Splitco Business’ audited historical combined financial statements and related notes as of and for the year ended December 31, 2015, included in the Leidos Registration Statement; and

•	the Splitco Business’ unaudited interim combined financial statements and related notes as of June 26, 2016 and for the six months ended June 26, 2016 and June 28, 2015, included in Leidos’ Current Report on Form 8-K dated July 29, 2016.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JULY 1, 2016

	Historical
	Leidos as of July 1, 2016	Splitco Business as of June 26, 2016	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$670	$35	$(379)	7.A	$326
Receivables, net	924	841	(37)	7.B	1,728
Inventory, prepaid expenses and other current assets	223	141	(14)	7.C	350

Total current assets	1,817	1,017	(430)		2,404
Property, plant and equipment, net	131	91	—		222
Goodwill	1,207	2,810	721	7.D	4,738
Intangible assets, net	21	109	1,541	7.E	1,671
Deferred income taxes	7	17	—		24
Other assets	218	53	57	7.F	328

	$3,401	$4,097	$1,889		$9,387

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$720	$234	$358	7.G	$1,312
Accrued payroll and employee benefits	269	—	209	7.H	478
Notes payable and long-term debt, current portion	1	—	81	7.I	82
Customer advances and amounts in excess of costs incurred	—	255	(255)	6	—
Salaries, benefits and payroll taxes	—	218	(218)	6	—
Other current liabilities	—	262	(262)	6	—

Total current liabilities	990	969	(87)		1,872
Notes payable and long-term debt, net of current portion	1,092	—	2,402	7.J	3,494
Deferred income taxes	38	151	650	7.K	839
Other long-term liabilities	157	89	(15)	7.L	231
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	—	—	—		—
Additional paid-in capital	1,358	—	1,836	7.M	3,194
Accumulated deficit	(230)	—	(19)	7.M	(249)
Net parent investment	—	2,926	(2,926)	7.M	—
Accumulated other comprehensive loss	(4)	(48)	48	7.M	(4)

Total stockholders’ equity	1,124	2,878	(1,061)		2,941
Noncontrolling interest	—	10	—		10

Total equity	1,124	2,888	(1,061)		2,951

	$3,401	$4,097	$1,889		$9,387

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JULY 1, 2016

	Historical
	Leidos for the Six Months Ended July 1, 2016	Splitco Business for the Six Months Ended June 26, 2016	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
	(in millions, except per share amounts)
Revenues	$2,600	$2,683	$(23)	8.N	$5,260

Costs and expenses:
Cost of revenues	2,295	2,449	(167)	8.O	4,577
Selling, general and administrative expenses	117	—	204	8.P	321
Acquisition and integration costs	24	—	(24)	8.Q	—

Operating income	164	234	(36)		362
Non-operating income (expense):
Interest expense, net	(24)	—	(47)	8.R	(71)
Other (expense) income, net	(2)	13	—		11

Income from continuing operations before income taxes	138	247	(83)		302
Income tax expense	(44)	(87)	23	8.S	(108)

Income from continuing operations	94	160	(60)		194

Less: Net income attributable to noncontrolling interest	—	3	—		3

Income from continuing operations attributable to the company	$94	$157	$(60)		$191

Earnings per share:
Basic	$1.31				$1.28

Diluted	$1.27				$1.26

Weighted-average common shares:
Basic	72		77	8.T	149

Diluted	74		77	8.T	151

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE 11 MONTHS ENDED JANUARY 1, 2016

	Historical
	Leidos for the 11 Months Ended January 1, 2016	Splitco Business for the Year Ended December 31, 2015	Less: Splitco Business for the One Month Ended January 31, 2015	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
	(in millions, except per share amounts)
Revenues	$4,712	$5,626	$(431)	$(38)	8.N	$9,869

Costs and expenses:
Cost of revenues	4,146	5,177	(393)	(400)	8.O	8,530
Selling, general and administrative expenses	201	—	—	423	8.P	624
Bad debt expense	8	—	—	—		8
Asset impairment charges	33	—	—	—		33
Separation transaction and restructuring expenses	4	—	—	—		4

Operating income	320	449	(38)	(61)		670
Non-operating income (expense):
Interest income	4	—	—	—		4
Interest expense	(53)	—	—	(88)	8.R	(141)
Other income, net	84	22	(1)	—		105

Income from continuing operations before income taxes	355	471	(39)	(149)		638
Income tax expense	(112)	(162)	10	43	8.S	(221)

Income from continuing operations	243	309	(29)	(106)		417

Less: Net income attributable to noncontrolling interest	—	5	—	—		5

Income from continuing operations attributable to the company	$243	$304	$(29)	$(106)		$412

Earnings per share:
Basic	$3.33					$2.75

Diluted	$3.28					$2.73

Weighted-average common shares:
Basic	73			77	8.T	150

Diluted	74			77	8.T	151

Unaudited Supplemental Combined Consolidated Statement of Income for the 12 Months Ended January 1, 2016

The following unaudited supplemental combined consolidated statement of income (the “supplemental 12-month statement of income”) combines the historical consolidated statement of income of Leidos for the 11 months ended January 1, 2016, the unaudited historical statement of income of Leidos for the one month ended January 30, 2015 and the historical combined statement of earnings of the Splitco Business for the year ended December 31, 2015, giving effect to the Merger and other Transactions as if they had been consummated on January 3, 2015.

The supplemental 12-month statement of income has been included to provide financial information about Leidos for a full-year period in light of the fact that the most recent Leidos audited consolidated financial statements reflect an 11-month transition period following Leidos’ change in its fiscal year-end in 2015, and provides information about the combined Leidos and Splitco Business for the full-year period. Leidos management believes that the supplemental 12-month statement of income is meaningful for a complete understanding of the Merger and other Transactions, but is not intended to, and does not, replace the pro forma financial statements prepared in accordance with Article 11 of Regulation S-X.

As is the case with the Article 11 pro forma financial statements, the supplemental 12-month statement of income was prepared using the historical combined financial statements of the Splitco Business and the acquisition method of accounting with Leidos considered the accounting acquirer of the Splitco Business. The adjustments included in the supplemental 12-month statement of income are based upon current available information and assumptions that Leidos believes to be reasonable. The adjustments and related assumptions are described in the accompanying notes and, except as described in those notes, are the same as those used in the preparation of the pro forma financial statements.

The supplemental 12-month statement of income does not reflect the costs of integration activities or benefits that may result from realization of at least $120 million of anticipated annualized net cost synergies by the end of fiscal year 2018 or potential improved growth prospects. Leidos expects to incur significant, one-time costs, some of which will be capitalized, in connection with the Transactions, including approximately (1) $29 million of financing-related fees, (which, when added to the approximately $34 million that Splitco expects to incur, totals approximately $63 million), (2) $30 million of transaction-related costs including advisory, legal, accounting, and other professional fees (of which $12 million has been incurred through July 1, 2016), and (3) $150 million to $175 million of transition and integration-related costs (of which $12 million has been incurred through July 1, 2016), a portion of which will be incremental capital spending, which Leidos management believes are necessary to realize the anticipated synergies from the Transactions. The financing fees and transaction-related costs are expected to be incurred in 2016 and will primarily be funded through new term loans issued in connection with the Transactions. The transition and integration-related costs will be incurred primarily during the first three years following the consummation of the Transactions, and will primarily be funded through cash generated from operations. Leidos management expects to recover approximately $50 million to $70 million of the transition and integration-related costs as allowable costs through its cost-type contracts over a five year period. No assurances of the timing or the amount of synergies able to be captured, or the costs necessary to achieve those cost synergies, can be provided.

The supplemental 12-month statement of income does not reflect any adjustments related to the agreements which Splitco and Lockheed Martin will enter into following the Distribution (as described in detail in the section titled “Other Agreements—Additional Agreements” in the Leidos Registration Statement), as these agreements are not expected to result in any material incremental recurring income or expenses to the combined company following the consummation of the Merger.

The supplemental 12-month statement of income is for informational purposes only and is not intended to represent or to be indicative of the actual results of operations or financial position that the combined Leidos and the Splitco Business would have reported had the Merger and other Transactions been completed as of January 3, 2015, and should not be taken as being indicative of Leidos’ future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the supplemental 12-month statement of income for a number of reasons, including differences between the assumptions used to prepare the supplemental 12-month statement of income and actual amounts.

The supplemental 12-month statement of income should be read in conjunction with:

•	the accompanying notes to the supplemental 12-month statement of income;

•	Leidos’ audited historical consolidated financial statements and related notes as of and for the 11 months ended January 1, 2016, included in Leidos’ Transition Report on Form 10-K; and

•	the Splitco Business’ audited historical combined financial statements and related notes as of and for the year ended December 31, 2015, included in the Leidos Registration Statement.

UNAUDITED SUPPLEMENTAL COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE 12 MONTHS ENDED JANUARY 1, 2016

	Historical
	Leidos for the 11 Months Ended January 1, 2016	Leidos for the One Month Ended January 30, 2015	Splitco Business for the Year Ended December 31, 2015	Adjustments	Footnote Reference	Supplemental Combined for the 12 Months Ended January 1, 2016
	(in millions, except per share amounts)
Revenues	$4,712	$374	$5,626	$(41)	8.N	$10,671

Costs and expenses:
Cost of revenues	4,146	322	5,177	(432)	8.O	9,213
Selling, general and administrative expenses	201	31	—	458	8.P	690
Bad debt expense	8	1	—	—		9
Asset impairment charges	33	40	—	—		73
Separation transaction and restructuring expenses	4	2	—	—		6

Operating income (loss)	320	(22)	449	(67)		680
Non-operating income (expense):
Interest income	4	—	—	—		4
Interest expense	(53)	(5)	—	(95)	8.R	(153)
Other income, net	84	—	22	—		106

Income (loss) from continuing operations before income taxes	355	(27)	471	(162)		637
Income tax expense	(112)	20	(162)	47	8.S	(207)

Income (loss) from continuing operations	243	(7)	309	(115)		430
Less: Net income attributable to noncontrolling interest	—	—	5	—		5

Income (loss) from continuing operations attributable to the company	$243	$(7)	$304	$(115)		$425

Earnings per share:
Basic	$3.33					$2.83

Diluted	$3.28					$2.81

Weighted-average common shares
Basic	73			77	8.T	150

Diluted	74			77	8.T	151

Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements and the Unaudited Supplemental Combined Consolidated Statement of Income

Note 1: Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X and present the pro forma balance sheet and pro forma statements of income of Leidos based upon the historical financial statements of each of Leidos and the Splitco Business, after giving effect to the Merger and other Transactions and are intended to reflect the impact of the Merger and other Transactions on Leidos’ consolidated financial statements. The historical financial statements of Leidos and the Splitco Business have been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Merger and other Transactions, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the consolidated results of operations of the combined business.

The supplemental 12-month statement of income is also based upon the historical financial statements of each of Leidos and the Splitco Business, after giving effect to the Merger and other Transactions and is intended to reflect the full-year impact of the Merger and other Transactions on Leidos’ consolidated results of operations. The supplemental 12-month statement of income has been included to provide financial information about Leidos for a full-year period in light of the fact that the most recent Leidos audited consolidated financial statements reflect an 11-month transition period following Leidos’ change in its fiscal year-end in 2015, and provides information about the combined Leidos and Splitco Business for the full-year period. Leidos management believes that the supplemental 12-month statement of income is meaningful for a complete understanding of the Merger and other Transactions, but is not intended to, and does not, replace the pro forma financial statements prepared in accordance with Article 11 of Regulation S-X.

During 2015, the Board of Directors of Leidos approved a change to Leidos’ fiscal year-end from the Friday nearest the end of January to the Friday nearest the end of December. As a result of this change, the audited historical consolidated financial statements of Leidos included in Leidos’ Transition Report on Form 10-K and reflected within the 11-month pro forma statement of income and the supplemental 12-month statement of income, cover an 11-month period which began on January 31, 2015 and ended on January 1, 2016. The audited historical combined financial statements of the Splitco Business included in the Leidos Registration Statement and reflected within the 11-month pro forma statement of income and the supplemental 12-month statement of income cover a 12-month period which began on January 1, 2015 and ended on December 31, 2015. Accordingly, in the 11-month pro forma statement of income, an adjustment has been made to remove the results of operations of the Splitco Business for the one month ended January 31, 2015 to derive the results for the corresponding 11-month period ended December 31, 2015. In the supplemental 12-month statement of income, an adjustment has been made to add the unaudited results of operations of Leidos for the one month ended January 30, 2015 to derive the 12-month period ended January 1, 2016.

The accompanying pro forma financial statements and the supplemental 12-month statement of income are presented for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by Leidos if the Merger and other Transactions had been consummated for the periods presented or that will be achieved in the future. The pro forma financial statements and supplemental 12-month statement of income do not reflect the costs of any integration activities or benefits that may result from realization of revenue or net cost synergies expected to result from the Merger. In addition, throughout the period presented in the pro forma financial statements and the supplemental 12-month statement of income, the operations of the Splitco Business were conducted and accounted for as part of Lockheed Martin. The audited historical combined financial statements and unaudited historical combined financial statements of the Splitco Business have been derived from Lockheed Martin’s historical accounting records and reflect certain allocations of direct costs and expenses. All of the allocations and estimates in such financial statements are based on assumptions that the management of Lockheed Martin believes are reasonable. The historical combined financial statements of the Splitco Business do not necessarily represent the financial position or results of operations of the Splitco Business had it been operated as a stand-alone company during the periods or at the dates presented.

Note 2: Accounting Policies

Acquisition accounting rules require evaluation of certain assumptions and estimates, as well as determination of financial statement classifications that are completed during the measurement period, as defined in current accounting standards. For the purposes of preparing the pro forma financial statements and supplemental 12-month statement of income, Leidos management has conducted a preliminary analysis of the adjustments required to conform the Splitco Business’ financial statements to reflect the current accounting policies of Leidos. Leidos management’s assessment is ongoing and, at the time of preparing the pro forma financial statements and supplemental 12-month statement of income, other than the adjustments made herein, management is not aware of any other material differences. Upon consummation of the Merger, Leidos management will conduct an in-depth review of the Splitco Business’ accounting policies in an effort to determine if additional differences in accounting policies and/or financial statement classification exist that may require additional adjustments to or reclassification of the Splitco Business’ results of operations, assets or liabilities to conform to Leidos’ accounting policies and classifications. As a result of that review, Leidos management may identify differences that, when conformed, could have a material impact on the pro forma financial statements and supplemental 12-month statement of income.

As a result of the preliminary analysis, Leidos identified certain adjustments needed to conform the revenue recognition polices of the Splitco Business and Leidos related to the timing of recognition of revenues and cost of revenues for certain contracts with the U.S. Government.

Leidos generally records revenues and cost of revenues from contracts with the U.S. Government in accordance with Accounting Standards Codification (“ASC”) 605-35, Construction-type and production-type contracts, utilizing the percentage-of-completion methodology. However, for services (e.g., help desk) and maintenance contracts with the U.S. Government under firm-fixed-price arrangements, Leidos recognizes revenues over the term of the respective contracts (i.e., straight-line revenue recognition) as the services are performed and revenue is earned. Further, for certain types of flexibly-priced contracts performed on a best efforts basis (e.g., time-and-materials and fixed-price-level-of-effort contracts) with the U.S. Government, Leidos recognizes revenues based on a rate times hours incurred and cost of revenues as incurred.

The Splitco Business records revenues and cost of revenues from contracts with the U.S. Government, including services and maintenance contracts, in accordance with ASC 605-35 utilizing the percentage-of-completion methodology. This includes services and maintenance contracts with the U.S. Government under firm-fixed-price arrangements. For certain types of flexibly-priced contracts with the U.S. Government (e.g. time-and-materials and fixed-price-level-of-effort contracts), the Splitco Business recognizes revenue based on a rate times hours incurred; however, cost of revenues are recognized utilizing the percentage-of-completion methodology.

In order to conform revenues and cost of revenues recognized for these contracts in the Splitco Business’ financial statements to Leidos’ revenue recognition accounting policy, two adjustments were identified. First, a revenue adjustment was recorded for services and maintenance contracts to adjust from the percentage of completion methodology to a straight-line revenue recognition methodology. This adjustment resulted in an increase of $93 million in Receivables, net, an increase of $36 million in Deferred income taxes, and an increase of $57 million in Net parent investment as of July 1, 2016. This adjustment did not have a material impact on the interim pro forma statement of income.

Second, a cost of revenues adjustment was recorded for flexibly-priced arrangements to adjust from the percentage of completion methodology to recognizing cost of revenues as incurred. This adjustment resulted in a decrease of $46 million in Accounts payable and accrued liabilities, an increase of $18 million in Deferred income taxes, and an increase of $28 million in Net parent investment as of July 1, 2016, as well as an increase of $12 million in Cost of revenues for the six months ended July 1, 2016.

The impact of these adjustments on Revenues and Cost of revenues for the 11 and 12 months ended January 1, 2016 is not material and has not been reflected in the 11-month pro forma statement of income and supplemental 12-month statement of income.

Refer to Footnotes 7 and 8 for additional information on how the adjustments described above have been reflected in the pro forma balance sheet and interim pro forma statement of income.

Note 3: Purchase Price Allocation

The pro forma balance sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material. The purchase price allocation in these pro forma financial statements is based upon an estimated purchase price of approximately $4,638 million. This amount was derived in accordance with the Merger Agreement, as described further below, based on the closing price of Leidos’ common stock on July 22, 2016, the Leidos Special Dividend of $13.64 per share and 76,958,918 shares of Leidos common stock being issued in the Merger, and is subject to adjustment based on the Splitco Business’ working capital in accordance with the terms of the Separation Agreement, as described in the section entitled “The Separation Agreement—Separation of the IS&GS Business—Cash and Working Capital Adjustment” in the Leidos Registration Statement.

The following table represents the preliminary estimate of the purchase price to be paid in the Merger, excluding an estimate for the working capital adjustment (in millions, except share and per share data):

New shares (par value $0.0001) issued to Lockheed Martin stockholders		76,958,918
Closing price of Leidos common stock on July 22, 2016	$50.40
Less: Leidos Special Dividend per share	(13.64)

Leidos share price after Leidos Special Dividend on July 22, 2016		$36.76

Consideration to be transferred (i)		$2,829
Preliminary fair value of Splitco new indebtedness assumed by Leidos		1,809

Total purchase price		$4,638

(i)	The total consideration paid by Leidos for the Splitco Business for purposes of preparing the pro forma financial statements was determined using the market price of Leidos’ common stock as of July 22, 2016 of $50.40 per share and adjusted for the Leidos Special Dividend of $13.64 per share. The Leidos Special Dividend will be paid to holders of Leidos common stock as of a record date prior to the Merger closing date. Because the payment of the Leidos Special Dividend is conditioned on the closing of the Merger, it is anticipated that the market value of Leidos common stock will decline as a result of the Leidos Special Dividend when Leidos common stock trades “ex-dividend” on the New York Stock Exchange (currently expected on the trading day immediately following the closing date).

The actual value of the Leidos common stock to be issued in the Merger will depend on the market price of shares of Leidos common stock at the closing date of the Merger, and therefore the actual purchase price will fluctuate with the market price of Leidos common stock until the Merger is consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the pro forma financial statements. A 20% difference in Leidos’ stock price would change the purchase price by approximately $776 million, with a corresponding change in goodwill.

The preliminary estimated purchase price is allocated as follows (in millions):

Total current assets	$940
Property, plant and equipment (i)	91
Intangible assets (ii)	1,650
Other assets	112

Total assets acquired	2,793

Total current liabilities	801
Long-term debt (iii)	1,809
Deferred income taxes (iv)	801
Other liabilities	74

Total liabilities assumed	3,485

Net identifiable assets acquired	(692)
Add: Fair value of noncontrolling interest (v)	(10)
Goodwill	3,531

Total consideration to be transferred	$2,829

(i)	For the purposes of the preliminary purchase price allocation, the carrying value of property, plant and equipment is assumed to approximate the preliminary fair value due to the limited availability of detailed data regarding the composition of property, plant and equipment prior to the consummation of the Merger and due to the fact that any step-up in the fair value of property, plant and equipment is not expected to be material. The final valuation may be different as more detailed information will become available after the consummation of the Merger.
(ii)	The identifiable intangible asset fair value estimates are based on a preliminary valuation and may change. The identifiable intangible assets associated with the Merger consist of the programs / contracts intangible asset with a fair value of $1,650 million. The final valuation may be materially different and may result in the identification of additional intangible assets as more detailed information will become available after the consummation of the Merger. See Footnote 7(E) for further details on the intangible assets fair value adjustment.
(iii)	On a consolidated basis, Leidos debt will include the debt incurred by Splitco to pay the Special Cash Payment of $1,800 million to Lockheed Martin and related expenses. See Footnote 4 for further details on this debt. As the debt is expected to be issued shortly before the consummation of the Merger, the preliminary fair value is calculated assuming that the terms of the debt approximate current market participant assumptions and that market participants would incur approximately the same amount of costs as Splitco to obtain the financing.
(iv)	This balance includes the deferred tax liability resulting from the fair value adjustments for the identifiable intangible assets. This estimate of deferred tax liabilities was determined based on the book and tax basis differences attributable to the identifiable intangible assets acquired at a combined federal and state statutory tax rate of 39%. The combined federal and state statutory tax rate was based upon the jurisdictions in which the Splitco Business and Leidos operate. The goodwill recognized in the Merger is not expected to be deductible for income tax purposes. The final deferred tax liability may be materially different as more detailed information will become available after the consummation of the Merger.
(v)	The preliminary fair value of noncontrolling interest is assumed to approximate carrying value due to the limited availability of detailed data prior to the consummation of the Merger and due to the fact that any step-up in the fair value of noncontrolling interest is not expected to be material. The final valuation may be different as more detailed information will become available after the consummation of the Merger.

For all other line items noted above, book value is assumed to approximate the preliminary fair value. The final valuation may be materially different as more detailed information will become available after the consummation of the Merger.

Refer to Footnote 7 for additional information on how the adjustments described above have been reflected in the pro forma balance sheet.

Note 4: Financing Adjustments

On or about the closing date of the Merger, Leidos, Inc. (a direct, wholly-owned subsidiary of Leidos) and Splitco expect to incur indebtedness of approximately $2,531 million in new term loans, of which $1,400 million will be in term loan A (“New Term Loan A”) and $1,131 million will be in term loan B (“New Term Loan B” collectively, the “New Term Loans”). Leidos, Inc. and Splitco will be the borrowers of $690 million and $710 million, respectively, of New Term Loan A, and Splitco will be the borrower of all of New Term Loan B. The New Term Loans are expected to bear interest at a blended rate of 3.15%. New Term Loan A will be separated into three tranches consisting of: (1) $400 million (“Tranche 1”) incurred by Splitco, (2) $310 million (“Tranche 2”) incurred by Splitco, and (3) $690 million (“Tranche 3”) incurred by Leidos, Inc. with maturities of three years, five years, and five years, respectively, provided that if any of Leidos’ 4.450% Notes due 2020 are outstanding on the date that is 91 days before their maturity, the New Term Loan A will mature on such date. New Term Loan B incurred by Splitco will have a maturity of seven years. Interest and principal amounts will be payable on a quarterly basis with amortization of the principal predominantly occurring in the year of maturity. The actual capital raised, including both the aggregate size and the individual tranche size, as well as interest rates, may change based on the market conditions and lender appetite for the specific issue at the time of syndication.

In addition to the New Term Loans, Leidos, Inc. will also enter into a revolving credit facility (the “Leidos Revolving Credit Facility”) providing for an aggregate principal amount of up to $750 million and term of five years to replace its existing revolving credit facility. Leidos does not expect to draw on the Leidos Revolving Credit Facility in connection with the Merger but will incur an annual fee of 0.375% on the unused portion of the total aggregate commitment.

Upon consummation of the Merger, on a consolidated basis, Leidos’ debt will include all of Splitco’s indebtedness, which, combined with the new debt of Leidos, Inc., will be used to (i) finance the Leidos Special Dividend, (ii) pay the Special Cash Payment by Splitco to Lockheed Martin, and (iii) pay for transaction expenses incurred by Leidos in connection with the Merger.

Notes payable and long-term debt, current portion was adjusted as follows (in millions):

Increase (Decrease)
New Term Loan A (i)	$70
New Term Loan B (ii)	11

Total pro forma adjustments to notes payable and long-term debt, current portion	$81

(i)	Represents the current portion of borrowings incurred by Splitco of $35 million and by Leidos, Inc. of $35 million under New Term Loan A.
(ii)	Represents the current portion of borrowings incurred by Splitco under New Term Loan B.

Notes payable and long-term debt, net of current portion was adjusted as follows (in millions):

Increase (Decrease)
New Term Loan A (i) (iii)	$1,302
New Term Loan B (ii) (iii)	1,100

Total pro forma adjustments to notes payable and long-term debt, net of current portion	$2,402

(i)	Represents the long-term portion of borrowings incurred by Leidos, Inc., which is comprised of aggregate principal of $690 million, net of $14 million of debt issuance costs and $35 million of current portion of long-term debt, and the long-term portion of borrowings incurred by Splitco, which is comprised of aggregate principal of $710 million, net of $14 million of debt issuance costs and $35 million of current portion of long-term debt.

(ii)	Represents the long-term portion of borrowings of Splitco, which is comprised of aggregate principal of $1,131 million, net of $20 million of debt issuance costs and $11 million of current portion of long-term debt.
(iii)	Total debt issuance costs of $48 million for the New Term Loans consist of $32 million of underwriting fees, $15 million of other fees paid to the lenders, and $1 million of legal fees.

Other assets were adjusted to include debt issuance costs for the Leidos Revolving Credit Facility of $15 million, which consists of $9 million of underwriting fees and $6 million of other fees paid to the lenders.

The interim pro forma statement of income, 11-month pro forma statement of income and supplemental 12-month statement of income reflect adjustments to Interest expense of $47 million, $88 million and $95 million, respectively, which represent an estimate of interest expense calculated using the effective interest method on the additional indebtedness to be incurred in connection with the Merger. These adjustments were calculated as if the New Term Loans and Leidos Revolving Credit Facility were entered into on January 31, 2015, the beginning of the earliest period presented, for the pro forma statements of income and January 3, 2015 for the supplemental 12-month statement of income.

The adjustment to record interest expense for the six months ended July 1, 2016 and both the 11 and 12 months ended January 1, 2016 is based on the 3-month LIBOR of 0.71% as of July 22, 2016. For each 0.125% change in estimated interest rate for the New Term Loans, interest expense would increase or decrease by approximately $2 million for the six months ended July 1, 2016 and approximately $3 million for both the 11 and 12 months ended January 1, 2016.

Refer to Footnotes 7 and 8 for additional information on how the adjustments described above have been reflected in the pro forma financial statements and supplemental 12-month statement of income.

Note 5: Excluded Assets and Excluded Liabilities

In accordance with the Separation Agreement, at or near the consummation of the Merger and other Transactions, Lockheed Martin will transfer to Splitco all rights, title and interest in certain assets of the Splitco Business, with the exception of the Excluded Assets, as defined in the Separation Agreement. At the same time, Splitco will assume from Lockheed Martin all obligations to perform, timely pay and fulfill and comply with the liabilities and obligations of the Splitco Business, with the exception of the Excluded Liabilities, as defined in the Separation Agreement. See “The Separation Agreement—Separation of the IS&GS Business—Conveyance of Assets; Assumption and Discharge of Liabilities” in the Leidos Registration Statement for additional information. To the extent the Excluded Assets and Excluded Liabilities are reflected in the historical combined balance sheet of the Splitco Business and are material, a pro forma adjustment has been made to eliminate these assets and liabilities as if the Merger and other Transactions were consummated on July 1, 2016. The balance sheet adjustment related to the material Excluded Assets and Excluded Liabilities consists of the following (in millions):

Increase (Decrease)
Cash and cash equivalents	$(35)
Receivables, net	(44)
Inventory, prepaid expenses and other current assets	(16)

Total assets	$(95)

Accounts payable and accrued liabilities	(71)
Accrued payroll and employee benefits	(9)
Deferred income taxes	(5)
Other long-term liabilities	(15)
Net parent investment	5

Total liabilities and net parent investment	$(95)

Refer to Footnote 7 for additional information on how the adjustments described above have been reflected in the pro forma balance sheet.

Note 6: Reclassifications

Certain reclassifications have been made relative to the historical financial statements of the Splitco Business to conform to the financial statement presentation of Leidos.

The reclassification adjustments related to the balance sheet of the Splitco Business as of June 26, 2016 include the following:

(i)	combination of Inventories, net of $123 million and Other current assets of $18 million within Inventory, prepaid expenses and other current assets;

(ii)	reclassification of $44 million of rate variances between Inventory, prepaid expenses and other current assets and Receivables, net;

(iii)	reclassification of $42 million of contract assets from Inventory, prepaid expenses and other current assets to Other assets;

(iv)	reclassification of Customer advances and amounts in excess of costs incurred of $255 million and Other current liabilities of $262 million to Accounts payable and accrued liabilities;

(v)	netting of $42 million of customer advances on contracts (included in Accounts payable and accrued liabilities) against the related accounts receivable (included in Receivables, net); and

(vi)	reclassification of Salaries, benefits and payroll taxes of $218 million to Accrued payroll and employee benefits.

The reclassification adjustments on the statements of earnings of the Splitco Business for the six months ended June 26, 2016 and the year ended December 31, 2015 pertain to the following:

(i)	reclassification of $19 million and $20 million of severance charges for the six months ended June 26, 2016 and the year ended December 31, 2015 (of which $0 was incurred during the one month ended January 31, 2015), respectively, from Cost of revenues to Selling, general and administrative expenses;

(ii)	reclassification of $121 million and $322 million of general and administrative expenses for the six months ended June 26, 2016 and the year ended December 31, 2015 (of which $25 million was incurred during the one month ended January 31, 2015), respectively, from Cost of revenues to Selling, general and administrative expenses; and

(iii)	reclassification of $16 million and $26 million of state income taxes for the six months ended June 26, 2016 and the year ended December 31, 2015 (of which $2 million was incurred during the one month ended January 31, 2015), respectively, from Cost of revenues to Income tax expense.

Refer to Footnotes 7 and 8 for additional information on how the adjustments described above have been reflected in the pro forma financial statements and supplemental 12-month statement of income.

Note 7: Balance Sheet Adjustments

The pro forma balance sheet reflects the following adjustments (in millions):

(A)	Cash and cash equivalents were adjusted as follows:

Increase (Decrease)
Excluded Assets (i)	$(35)
Transaction costs (ii)	(19)
Special Cash Payment to Lockheed Martin (iii)	(1,800)
Payment of Leidos Special Dividend (iv)	(993)
Proceeds from New Term Loan Facilities (v)	2,531
Debt issuance costs (vi)	(63)

Total pro forma adjustment to Cash and cash equivalents	$(379)

(i)	Represents balances included in the historical combined balance sheet of the Splitco Business which will not be transferred under the Separation Agreement. See Footnote 5 for further discussion.

(ii)	Represents transaction costs related to the Merger and other Transactions. The total balance consists of approximately $2 million related to legal fees, $16 million related to advisory services, and $1 million related to accounting and other professional fees.
(iii)	Represents the Special Cash Payment of $1,800 million to Lockheed Martin by Splitco as part of the Merger. See “This Exchange Offer—Terms of this Exchange Offer” in the Leidos Registration Statement for additional information.
(iv)	Represents the Leidos Special Dividend of approximately $993 million paid to Leidos’ stockholders as part of the Merger. See “The Merger Agreement—Conditions to the Merger” in the Leidos Registration Statement for additional information. The estimated total amount of the Leidos Special Dividend was calculated by multiplying the per share dividend of $13.64 by the outstanding number of Leidos shares of approximately 72.8 million as of July 19, 2016. The Leidos Special Dividend will be paid to holders of Leidos common stock as of a record date prior to the Merger closing date, and the total amount of the Leidos Special Dividend will be based on the number of shares outstanding on such record date.
(v)	Represents the proceeds from the New Term Loans obtained to finance the Merger and other Transactions. See Footnote 4 for further discussion.
(vi)	Represents the debt issuance costs associated with the New Term Loans and Leidos Revolving Credit Facility obtained in connection with the Merger of $48 million and $15 million, respectively. See Footnote 4 for further discussion.

(B)	Receivables, net were adjusted as follows:

Increase (Decrease)
Policy alignments (i)	$93
Excluded Assets (ii)	(44)
Reclassifications (iii)	(86)

Total pro forma adjustment to Receivables, net	$(37)

(i)	Represents adjustment to conform the accounting policies of the Splitco Business to those of Leidos, as described in additional detail in Footnote 2.
(ii)	Represents balances included in the historical combined balance sheet of the Splitco Business which will not be transferred under the Separation Agreement. See Footnote 5 for further discussion.
(iii)	Represents adjustment to conform the Splitco Business’ financial statement presentation of ($42) million of customer advances on contracts netted against the related accounts receivable and ($44) million of rate variances to Leidos’ presentation, as described in additional detail in Footnote 6.

(C)	Inventory, prepaid expenses and other current assets were adjusted as follows:

Increase (Decrease)
Excluded Assets (i)	$(16)
Reclassifications (ii)	2

Total pro forma adjustment to Inventory, prepaid expenses and other current assets	$(14)

(i)	Represents certain assets included in the historical combined balance sheet of the Splitco Business which will not be transferred under the Separation Agreement. See Footnote 5 for further discussion.
(ii)	Represents adjustment to conform the Splitco Business’ financial statement presentation of ($42) million of contract assets and $44 million of rate variances to Leidos’ presentation, as described in additional detail in Footnote 6.

(D)	Goodwill was adjusted as follows:

Increase (Decrease)
Elimination of the Splitco Business historical goodwill	$(2,810)
Estimated transaction goodwill (i)	3,531

Total pro forma adjustment to Goodwill	$721

(i)	Reflects the preliminary value of goodwill associated with the Merger, as described in additional detail in Footnote 3. The adjustment is primarily due to the synergies expected to be achieved by combining the businesses of Leidos and the Splitco Business, expected future contract awards, as well as the acquired workforce. The cost-saving opportunities are expected to include improved operating efficiencies and asset optimization.

(E)	Intangible assets, net were adjusted as follows:

Increase (Decrease)
Elimination of the Splitco Business historical intangible assets	$(109)
Preliminary fair value of acquisition-related intangible asset (i)	1,650

Total pro forma adjustment to Intangible assets, net	$1,541

(i)	Of the total consideration, approximately $1,650 million is estimated to be the preliminary fair value of identified intangible assets, which consist entirely of the programs / contracts intangible asset with a preliminary estimated useful life of 10 years. Refer to Footnote 3 for additional information.

The fair value of identifiable intangible assets is determined primarily using the “income approach”, which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible asset valuation, from the perspective of a market participant, include the estimated after-tax cash flows that will be received for the intangible asset, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, and competitive trends impacting the asset and each cash flow stream. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results. In addition, the discount rate selected is a significant assumption utilized to value the intangible asset, which is based on market participant assumptions for rates of return for similar assets and reflects the risks inherent in the cash flow stream based on the nature of the asset.

The estimated fair value for this pro forma presentation for the programs / contracts intangible asset was measured using the multi-period excess earnings method. The principle behind the multi-period excess earnings method is that the value of an intangible is equal to the present value of the incremental after-tax cash flows attributable to the subject intangible asset, after taking charges for the use of other assets employed by the business. Significant assumptions required for this method are revenue growth rates, probabilities of renewal for existing contracts and related relationships, contributory asset charges and the asset discount rate.

(F)	Other assets were increased as follows:

Leidos Revolving Credit Facility debt issuance costs (i)	$15
Reclassifications (ii)	42

Total pro forma adjustment to Other assets	$57

(i)	Represents debt issuance costs related to the Leidos Revolving Credit Facility, as described in additional detail in Footnote 4.
(ii)	Represents adjustment to conform the Splitco Business’ financial statement presentation of contract assets of $42 million to Leidos’ presentation, as described in additional detail in Footnote 6.

(G)	Accounts payable and accrued liabilities were adjusted as follows:

Increase (Decrease)
Policy alignments (i)	$(46)
Excluded Liabilities (ii)	(71)
Reclassifications (iii)	475

Total pro forma adjustment to Accounts payable and accrued liabilities	$358

(i)	Represents adjustment to conform the accounting policies of the Splitco Business to those of Leidos, as described in additional detail in Footnote 2.
(ii)	Represents certain liabilities included in the historical combined balance sheet of the Splitco Business which will not be assumed under the Separation Agreement. See Footnote 5 for further discussion.
(iii)	Represents adjustment to conform the Splitco Business’ financial statement presentation of Customer advances and amounts in excess of costs incurred of $255 million, Other current liabilities of $262 million, and unbilled customer accounts receivable of ($42) million to Leidos’ presentation, as described in additional detail in Footnote 6.

(H)	Accrued payroll and employee benefits were adjusted as follows:

Increase (Decrease)
Excluded Liabilities (i)	$(9)
Reclassifications (ii)	218

Total pro forma adjustment to Accrued payroll and employee benefits	$209

(i)	Represents certain liabilities included in the historical combined balance sheet of the Splitco Business which will not be assumed under the Separation Agreement. See Footnote 5 for further discussion.
(ii)	Represents adjustment to conform the Splitco Business’ financial statement presentation of Salaries, benefits and payroll taxes of $218 million to Leidos’ presentation, as described in additional detail in Footnote 6.

(I)	Notes payable and long-term debt, current portion were adjusted as described in Footnote 4.

(J)	Notes payable and long-term debt, net of current portion were adjusted as described in Footnote 4.

(K)	Deferred income taxes were adjusted as follows:

Increase (Decrease)
Identifiable intangible assets fair value adjustment	$601
Excluded Assets and Excluded Liabilities	(5)
Policy alignments	54

Total pro forma adjustment to Deferred income taxes (i)	$650

(i)	Reflects an adjustment to deferred tax liabilities representing a combined federal and state statutory rate of approximately 39% multiplied by (i) the preliminary fair value adjustments to the identifiable intangible assets (as described in Footnote 3), (ii) the pro forma adjustments related to assets and liabilities that will not be acquired/assumed by the combined company (as described in Footnote 5) and for which a difference exists between the book and tax basis, or (iii) the pro forma adjustments related to accounting policy alignments (as described in Footnote 2), as applicable. This rate does not reflect Leidos’ expected effective tax rate which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company following the consummation of the Merger.

(L)	Other long-term liabilities were decreased as follows:

Excluded Liabilities (i)	$(15)

(i)	Represents certain liabilities included in the historical combined balance sheet of the Splitco Business which will not be assumed under the Separation Agreement. See Footnote 5 for further discussion.

(M)	Stockholders’ equity was adjusted as follows:

	Increase (Decrease)
	Additional Paid- In Capital	Accumulated Deficit	Net Parent Investment	Accumulated Other Comprehensive Loss
Policy alignments (i)	$—	$—	$85	$—
Net impact of Excluded Assets and Excluded Liabilities (ii)	—	—	5	—
Special Cash Payment to Lockheed Martin (iii)	—	—	(1,800)	—
Elimination of total Splitco Business net parent investment and accumulated other comprehensive loss (iv)	—	—	(1,216)	48
Payment of Leidos Special Dividend (v)	(993)	—	—	—
Issuance of shares of Leidos common stock (vi)	2,829	—	—	—
Transaction costs (vii)	—	(19)	—	—

Total pro forma adjustment	$1,836	$(19)	$(2,926)	$48

(i)	Represents adjustment to conform the accounting policies of the Splitco Business to those of Leidos, as described in additional detail in Footnote 2.
(ii)	Represents adjustment to eliminate Excluded Assets and Excluded Liabilities, as described in additional detail in Footnote 5.
(iii)	Represents the Special Cash Payment of $1,800 million from Splitco to Lockheed Martin as part of the Merger and other Transactions. See “This Exchange Offer—Terms of this Exchange Offer” in the Leidos Registration Statement for additional information.

(iv)	Relates to the elimination of Splitco Business’ net parent investment of ($1,216) million and accumulated other comprehensive loss of $48 million.
(v)	Represents the Leidos Special Dividend of approximately $993 million paid to Leidos’ stockholders as part of the Merger and other Transactions. See “The Merger Agreement—Conditions to the Merger” in the Leidos Registration Statement for additional information. The estimated total amount of the Leidos Special Dividend was calculated by multiplying the per share dividend of $13.64 by the outstanding number of Leidos shares of approximately 72.8 million as of July 19, 2016. The Leidos Special Dividend will be paid to holders of Leidos common stock as of a record date prior to the Merger closing date, and the total amount of the Leidos Special Dividend will be based on the number of shares outstanding on such record date.
(vi)	Relates to the shares of Leidos common stock to be issued as purchase consideration, as described further in Footnote 3.
(vii)	Reflects transaction costs related to the Merger and other Transactions. For information on the composition of these costs, refer to Footnote 7(A). This amount has not been tax effected as the tax deductibility of these items has not been determined.

Note 8: Statement of Income Adjustments

The pro forma statements of income and supplemental 12-month statement of income reflect the following adjustments (in millions):

(N)	Revenues were decreased as follows:

	For the Six Months Ended July 1, 2016 (Pro Forma)	For the 11 Months Ended January 1, 2016 (Pro Forma)	For the 12 Months Ended January 1, 2016 (Supplemental)
Adjustment of revenues related to Lockheed Martin’s defined benefit pension plans (i)	$(23)	$(38)	$(41)

(i)	The historical combined statements of earnings of the Splitco Business includes an allocation of expenses related to Lockheed Martin’s defined benefit pension plan in which the Splitco Business’ employees historically participated. Following the consummation of the Merger and other Transactions, the Splitco Business’ employees will no longer receive the defined benefit pension benefit from Lockheed Martin or Leidos on a recurring basis. Accordingly, there is an adjustment to Cost of revenues (as summarized in Footnote 8(O)), which represents the elimination of these employees’ defined benefit pension costs included within the historical combined statements of earnings of the Splitco Business. As a result of the defined benefit pension costs being reimbursable under certain customer contracts, there is a corresponding impact on Revenues.

(O)	Cost of revenues were adjusted as follows:

	Increase (Decrease)
	For the Six Months Ended July 1, 2016 (Pro Forma)	For the 11 Months Ended January 1, 2016 (Pro Forma)	For the 12 Months Ended January 1, 2016 (Supplemental)
Policy alignments (i)	$12	$—	$—
Adjustment of costs related to Lockheed Martin’s defined benefit pension plans (ii)	(23)	(59)	(64)
Reclassifications (iii)	(156)	(341)	(368)

Total adjustment to Cost of revenues	$(167)	$(400)	$(432)

(i)	Represents adjustment to conform the accounting policies of the Splitco Business to those of Leidos, as described in additional detail in Footnote 2. The impact of this adjustments on Cost of revenues for the 11 and 12 months ended January 1, 2016 is not material and has not been reflected in the 11-month pro forma statement of income and supplemental 12-month statement of income.

(ii)	Represents the adjustment to Cost of revenues to reflect the impact of the elimination of the Splitco Business’ employees’ defined benefit pension costs included within the historical combined statements of earnings of the Splitco Business, as described in Footnote 8(N) above.
(iii)	Represents adjustments to conform the Splitco Business’ financial statement presentation of severance charges of $19 million for the six months ended July 1, 2016 and $20 million for both the 11 and 12 months ended January 1, 2016, general and administrative expenses of $121 million for the six months ended July 1, 2016 and $297 million and $322 million for the 11 and 12 months ended January 1, 2016, respectively, and state income taxes of $16 million for the six months ended July 1, 2016 and $24 million and $26 million for the 11 and 12 months ended January 1, 2016, respectively, to Leidos’ presentation, as described in additional detail in Footnote 6.

(P)	Selling, general and administrative expenses were increased as follows:

	For the Six Months Ended July 1, 2016 (Pro Forma)	For the 11 Months Ended January 1, 2016 (Pro Forma)	For the 12 Months Ended January 1, 2016 (Supplemental)
Change in amortization expense associated with acquired intangible asset (i)	$64	$106	$116
Reclassifications (ii)	140	317	342

Total adjustment to Selling, general and administrative expenses	$204	$423	$458

(i)	All amortization adjustments related to identified definite-lived intangible assets are recorded to Selling, general and administrative expenses. Historical amortization expense recorded in the combined statements of earnings of the Splitco Business of $19 million, $45 million, and $49 million for the six months ended June 26, 2016 and the 11 and 12 months ended December 31, 2015, respectively, was eliminated and replaced with the estimated amortization expense for the identified definite-lived intangible asset of $83 million, $151 million and $165 million for the six, 11 and 12 months, respectively. The estimated amortization expense was computed using the straight-line method and an estimated useful life of 10 years.

An increase (decrease) of 10% in the estimated fair value allocated to the programs / contracts intangible asset would result in an increase (decrease) in the six-month pro forma amortization expense of $8 million, an increase (decrease) in the 11-month pro forma amortization expense of $15 million, and an increase (decrease) in the 12-month amortization expense of $17 million. An increase in estimated useful life of the programs / contracts intangible asset of one year would result in a decrease in the six-month pro forma amortization expense of $8 million, a decrease in the 11-month pro forma amortization expense of $14 million, and a decrease in the 12- month amortization expense of $15 million, while a decrease in estimated useful life of one year would result in an increase in the six-month pro forma amortization expense, an increase in the 11-month pro forma amortization expense, and an increase in the 12-month amortization expense of $9 million, $17 million and $18 million, respectively.

(ii)	Represents adjustments to reclassify severance charges of $19 million for the six months ended July 1, 2016 and $20 million for both the 11 and 12 months ended January 1, 2016 and general and administrative expenses of $121 million, $297 million and $322 million for the six months ended July 1, 2016 and the 11 and 12 months ended January 1, 2016, respectively, from Cost of revenues to Selling, general and administrative expenses to conform the financial statement presentation of the Splitco Business to Leidos’ presentation, as described in additional detail in Footnote 6.

(Q)	Acquisition and integration costs were decreased by $24 million for six months ended July 1, 2016 to reflect the elimination of costs which are directly attributable to the Merger and other Transactions, but which are not expected to have a continuing impact on results of operations following the consummation of the Merger and other Transactions. The amount of such costs incurred during the 11 and 12 months ended January 1, 2016 was not material and, therefore, no adjustment is included in the 11-month pro forma statement of income and supplemental 12-month statement of income.

(R)	Interest expense, net was adjusted as described in Footnote 4.

(S)	Income tax expense was adjusted as follows:

	Increase (Decrease)
	For the Six Months Ended July 1, 2016 (Pro Forma)	For the 11 Months Ended January 1, 2016 (Pro Forma)	For the 12 Months Ended January 1, 2016 (Supplemental)
Reclassifications (i)	$(16)	$(24)	$(26)
Income tax impact of all other pro forma adjustments (ii)	39	67	73

Total adjustment to Income tax expense	$23	$43	$47

(i)	Represents adjustments to conform the Splitco Business’ financial statement presentation of state income taxes of $16 million for the six months ended July 1, 2016 and $24 million and $26 million for the 11 and 12 months ended January 1, 2016, respectively, to Leidos’ presentation, as described in additional detail in Footnote 6.
(ii)	Represents the income tax impact of the pro forma adjustments, using the combined federal and state statutory tax rate of approximately 39%. This does not represent Leidos’ effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact Leidos following the consummation of the Merger and other Transactions.

(T)	The adjustment to weighted-average common shares outstanding for both basic and diluted EPS is to reflect 76,958,918 shares of Leidos common stock that will be issued as purchase consideration in the Merger.

ADDITIONAL FINANCIAL INFORMATION

Non-GAAP Measures

The following tables present certain non-GAAP financial measures that Leidos’ management uses to evaluate Leidos’ operating performance and will use to evaluate the combined business going forward. These non-GAAP measures are not computed in accordance with GAAP, and are not meant to be considered in isolation or as a substitute for the comparable GAAP measures. Accordingly, these non-GAAP measures should be read in conjunction with Leidos’ consolidated financial statements and the combined financial statements of the Splitco Business, both of which were prepared in accordance with GAAP.

Leidos management believes that these non-GAAP measures provide another measure of Leidos’ results of operations and financial condition, including Leidos’ ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. Leidos’ computation of its non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

	Historical					Pro Forma Combined Consolidated Leidos and
	Leidos for the Six Months Ended July 1, 2016	Splitco Business for the Six Months Ended June 26, 2016		Adjustments (i)		Splitco Business for the Six Months Ended July 1, 2016
	(in millions, except per share amounts)
Non-GAAP operating income (1)	$192	$272		$4		$468
Adjusted EBITDA (2)	$199	$304		$4		$507
Non-GAAP income from continuing operations (3)	$107	$185		$(36)		$256

Non-GAAP earnings per share (“EPS”) from continuing operations:
Basic	$1.49	NA	(ii)	NA	(ii)	$1.70
Diluted	$1.45	NA	(ii)	NA	(ii)	$1.67

	Historical					Supplemental(i) Combined Consolidated Leidos and
	Leidos for the 12 Months Ended January 1, 2016	Splitco Business for the Year Ended December 31, 2015		Adjustments(i)		Splitco Business for the 12 Months Ended January 1, 2016
	(in millions, except per share amounts)
Non-GAAP operating income (1)	$386	$518		$49		$953
Adjusted EBITDA (2)	$423	$584		$49		$1,056
Non-GAAP income from continuing operations (3)	$219	$354		$(44)		$529

Non-GAAP EPS from continuing operations:
Basic	$3.00	NA	(ii)	NA	(ii)	$3.49
Diluted	$2.96	NA	(ii)	NA	(ii)	$3.47

(i)	See “Unaudited Pro Forma Combined Consolidated Financial Statements and Supplemental Combined Consolidated Statement of Income” for the unaudited pro forma combined condensed consolidated statement of income for the six months ended July 1, 2016 (the “interim pro forma statement of income”), the unaudited supplemental combined consolidated statement of income for the 12 months ended January 1, 2016 (the “supplemental 12-month statement of income”), and the adjustments made to prepare the interim pro forma statement of income and the supplemental 12-month statement of income.

(ii)	NA = not applicable.
(iv)	Non-GAAP operating income is computed by excluding the following items from income from continuing operations: (i) other income (expense), net; (ii) interest expense; (iii) interest income; (iv) income tax (expense) benefit adjusted to reflect non-GAAP adjustments; and (v) the following discrete items:

•	Acquisition and integration costs–Represents costs related to the Merger and integration of the Splitco Business.

•	Asset impairment charges–Represents impairments of long-lived intangible and tangible assets.

•	Separation transaction and restructuring expenses–Represents costs associated with lease termination and facility consolidation, including costs related to Leidos’ September 2013 spin-off of its former technical services and enterprise IT business.

•	Severance charges–Represents the charges recognized for workforce reduction severance benefits that are provided to employees of the Splitco Business primarily under Lockheed Martin’s ongoing benefit arrangements.

•	Gains and losses on disposal of assets and businesses–Represents the gains or losses on certain sales of real estate and businesses.

•	Amortization of acquired intangible assets–Represents the amortization expense associated with intangible assets recognized by Leidos upon the acquisition of various businesses, including the Splitco Business.

(v)	Adjusted EBITDA is computed by excluding the following items from income from continuing operations: (i) discrete items identified in footnote (1)(v) above; (ii) interest expense; (iii) interest income; (iv) depreciation expense; and (v) income tax (expense) benefit, adjusted to reflect non-GAAP adjustments.
(vi)	Non-GAAP income from continuing operations is computed by excluding the discrete items described in footnote (1)(v) above from income from continuing operations and adjusting the income tax provision for the effect of such exclusions.

Reconciliation of Non-GAAP Measures

The following tables present the reconciliation of the non-GAAP measures identified above to income from continuing operations attributable to the company, basic EPS from continuing operations and diluted EPS from continuing operations, the most directly comparable GAAP measures.

	Historical			Pro Forma(*) Combined Consolidated Leidos and
	Leidos for the Six Months Ended July 1, 2016	Splitco Business for the Six Months Ended June 26, 2016	Adjustments(*)	Splitco Business for the Six Months Ended July 1, 2016
	(in millions)
Non-GAAP operating income	$192	$272	$4	$468
Adjustments:
Depreciation expense (1)	14	19	—	33
Other (expense) income, excluding gains and losses on disposal of assets and businesses (2)	(7)	13	—	6

Adjusted EBITDA	$199	$304	$4	$507

Adjustments:
Depreciation expense (1)	(14)	(19)	—	(33)
Interest expense, net (3)	(24)	—	(47)	(71)
Income tax (expense) benefit, adjusted to reflect non-GAAP adjustments (below)	(54)	(100)	7	(147)

Non-GAAP income from continuing operations	$107	$185	$(36)	$256
Less: Net income attributable to noncontrolling interest	—	(3)	—	(3)

Non-GAAP income from continuing operations attributable to the company	$107	$182	$(36)	$253

Adjustments:
Acquisition and integration costs	(24)	—	24	—
Splitco Business severance charges	—	(19)	—	(19)
Amortization of acquired intangible assets (4)	(3)	(19)	(64)	(86)
Gains and losses on disposal of assets and businesses (5)	5	—	—	5
Restructuring expenses (6)	(1)	—	—	(1)

Total non-GAAP adjustments	(23)	(38)	(40)	(101)
Adjustments to income tax provision to reflect non-GAAP adjustments (7)	10	13	16	39

Income from continuing operations attributable to the company	$94	$157	$(60)	$191

	Historical			Supplemental(*) Combined Consolidated
	Leidos for the 12 Months Ended January 1, 2016	Splitco Business for the Year Ended December 31, 2015	Adjustments(*)	Leidos and Splitco Business for the 12 Months Ended January 1, 2016
	(in millions)
Non-GAAP operating income	$386	$518	$49	$953
Adjustments:
Depreciation expense (1)	35	44	—	79
Other income, excluding gains and losses on disposal of assets and businesses (2)	2	22	—	24

Adjusted EBITDA	$423	$584	$49	$1,056

Adjustments:
Depreciation expense (1)	(35)	(44)	—	(79)
Interest expense, net (3)	(54)	—	(95)	(149)
Income tax (expense) benefit, adjusted to reflect non-GAAP adjustments (below)	(115)	(186)	2	(299)

Non-GAAP income from continuing operations	$219	$354	$(44)	$529
Less: Net income attributable to noncontrolling interest	—	(5)	—	(5)

Non-GAAP income from continuing operations attributable to the company	$219	$349	$(44)	$524

Adjustments:
Asset impairment charges	(73)	—	—	(73)
Separation transaction and restructuring expenses	(6)	—	—	(6)
Splitco Business severance charges	—	(20)	—	(20)
Amortization of acquired intangible assets (4)	(9)	(49)	(116)	(174)
Gains and losses on disposal of assets and businesses (5)	82	—	—	82

Total non-GAAP adjustments	(6)	(69)	(116)	(191)
Adjustments to income tax provision to reflect non-GAAP adjustments (7)	23	24	45	92

Income from continuing operations attributable to the company	$236	$304	$(115)	$425

(*)	See “Unaudited Pro Forma Combined Consolidated Financial Statements and Supplemental Combined Consolidated Statement of Income” for the interim pro forma statement of income, the supplemental 12-month statement of income, and the adjustments made to prepare the interim pro forma statement of income and the supplemental 12-month statement of income.
(1)	Depreciation expense is included within Cost of revenues and Selling, general and administrative expenses. Depreciation expense for the Splitco Business for the six months ended June 26, 2016 and the year ended December 31, 2015 includes depreciation expense related to corporate assets that has been allocated from Lockheed Martin and recorded within Cost of revenues in the historical combined statement of earnings of the Splitco Business.
(2)	Other income is derived as total Other income (expense), net in the historical consolidated statement of income of Leidos, the interim pro forma statement of income and the supplemental 12-month statement of income less gains and losses on disposal of assets and businesses (described in footnote (5) below).

(3)	Interest expense, net is calculated as the sum of Interest income and Interest expense, as shown in the historical consolidated statement of income of Leidos, the interim pro forma statement of income and the supplemental 12-month statement of income.
(4)	Amortization of acquired intangible assets is included within Selling, general and administrative expenses.
(5)	Gains and losses on disposal of assets and businesses are included within Other income (expense), net in the historical consolidated statement of income of Leidos, the interim pro forma statement of income and the supplemental 12-month statement of income.
(6)	Restructuring expenses are included in Selling, general and administrative expenses in the historical condensed consolidated statement of income of Leidos for the six months ended July 1, 2016.
(7)	The calculation of the adjustment to the income tax provision uses the applicable statutory income tax rates, adjusted for utilization of an existing capital loss carryforward for the taxable gain on disposal of assets and businesses.

(in millions, except per share amounts)	Pro Forma Combined Consolidated Leidos and Splitco Business for the Six Months Ended July 1, 2016	Supplemental Combined Consolidated Leidos and Splitco Business for the 12 Months Ended January 1, 2016
Non-GAAP basic EPS from continuing operations	$1.70	$3.49
Less: Total adjustments to non-GAAP income from continuing operations, including adjustment to income tax expense (above) (1)	(0.42)	(0.66)

Basic EPS from continuing operations	$1.28	$2.83

Non-GAAP diluted EPS from continuing operations	$1.67	$3.47
Less: Total adjustments to non-GAAP income from continuing operations, including adjustment to income tax expense (above) (1)	(0.41)	(0.66)

Diluted EPS from continuing operations	$1.26	$2.81

Weighted-average shares outstanding:
Basic	149	150
Diluted	151	151

(1)	Calculated as the sum of total pre-tax non-GAAP adjustments of ($101) million and ($191) million for the six months ended July 1, 2016 and the 12 months ended January 1, 2016, respectively, and the related income tax effect of such non-GAAP adjustments of $39 million and $92 million for the six months ended July 1, 2016 and the 12 months ended January 1, 2016, respectively, divided by the weighted-average basic and diluted shares outstanding, as appropriate.

Backlog (Unaudited)

Backlog represents the estimated amount of future revenues to be recognized under negotiated contracts as work is performed. In this section, backlog is calculated based on the methodology historically used by Leidos in its reports filed with the SEC.

Backlog is segregated into two categories as follows:

•	Funded backlog: Funded backlog for contracts with the U.S. Government represents the value on contracts for which funding is appropriated, less revenues previously recognized on these contracts. Funded backlog for contracts with non-U.S. Government agencies and commercial customers represents the estimated value on contracts, which may cover multiple future years, under which Leidos or the Splitco Business is obligated to perform, less revenue previously recognized on the contracts.

•	Negotiated unfunded backlog: Negotiated unfunded backlog represents estimated amounts of revenue to be earned in the future from (1) contracts for which funding has not been appropriated, and (2) unexercised priced contract options. Negotiated unfunded backlog does not include future potential task orders expected to be awarded under indefinite delivery/indefinite quantity, General Services Administration Schedule, or other master agreement contract vehicles.

The estimated value of backlog as of July 1, 2016 was as follows (in billions):

	Leidos	Splitco Business	Combined Leidos and Splitco Business

Funded backlog	$2.4	$3.1	$5.5
Negotiated unfunded backlog	6.6	6.4	13.0

Total backlog	$9.0	$9.5	$18.5

Leidos and the Splitco Business expect to recognize a substantial portion of their funded backlog from U.S. Government customers as revenues within the next 12 months. However, the U.S. Government may cancel any contract at any time through a termination for the convenience of the U.S. Government. In addition, certain contracts with commercial or non-U.S. Government customers included in funded backlog may include provisions that allow the customer to cancel at any time. Most of these contracts have cancellation terms that would permit the companies to recover all or a portion of the incurred costs and fees for work performed.